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                                                             Exhibit 99.B.(i)(5)

                                   DECHERT LLP
                                1775 I STREET, NW
                              WASHINGTON, DC 20006

December 5, 2005

ING Partners, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re.  ING Partners, Inc.
     Securities Act Registration No. 333-32575
     Investment Company Act File No. 811-8319

Ladies and Gentlemen:

We have acted as counsel to ING Partners, Inc., a Maryland corporation (the "Fund"), and have a general familiarity with the Fund's business operations, practices and procedures. In our capacity as counsel, we have examined the Fund's Articles of Incorporation, as amended to date, and are familiar with the proceedings of the Board of Directors authorizing the issuance and sale by the Fund of an indefinite number of authorized Service Class, Adviser Class and Initial Class shares of beneficial interest of the ING Baron Asset Portfolio, the ING Lord Abbett U.S. Government Securities Portfolio, the ING Neuberger Berman Partners Portfolio, the ING Neuberger Berman Regency Portfolio, the ING Pioneer High Yield Portfolio and the ING Templeton Foreign Equity Portfolio (the "Shares"), under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Fund and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the above-captioned registration statement ("Registration Statement") as filed on or about December 6, 2005, will be legally and validly issued, fully paid, and non-assessable by the Fund.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP